Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Third Quarter 2015 Financial Results

COSTA MESA, CA – November 12, 2015 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended September 30, 2015.

Highlights for the third quarter ended September 30, 2015, compared to the third quarter ended September 24, 2014 were as follows:

•	Total revenue increased to $88.9 million compared to $86.6 million.

•	System-wide comparable restaurant sales grew 0.6%, including flat growth for company-operated restaurants, and a 1.1% increase for franchised restaurants.

•	Net income was $4.7 million, or $0.12 per diluted share, compared to net income of $25.8 million, or $0.70 per diluted share.

•	Pro forma net income(1) increased 43.7% to $7.2 million, or $0.18 per diluted share, compared to $5.0 million, or $0.13 per diluted share.

•	Adjusted EBITDA(1) increased 9.9% to $16.6 million.

(1)	Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Our third quarter results included our 17th consecutive quarter of system-wide comparable restaurant sales growth as well as pro forma net income growth of over 40%. We are taking actions to reengage our value conscious customers and have several current initiatives to enhance the overall experience of our customers. Through these actions, we will ensure that we deliver on the core elements of our QSR+ brand promise.”

Sather continued, “Our new restaurant pipeline is strong and growing stronger, and we continue to be excited about the long runway of growth that we believe is ahead of us in both new and existing markets. Customers love our food, and we look forward to bringing our delicious Fire-Grilled Chicken and authentic Mexican inspired entrees to consumers across the country.”

Third Quarter 2015 Financial Results

Company-operated restaurant revenue in the third quarter of 2015 increased 2.6% to $83.0 million, from $80.9 million in the same period last year. The growth in company-operated restaurant revenue was driven largely by 13 new units opened during and subsequent to the third quarter of 2014 offset by loss of sales from six units sold to a franchisee and one company-operated unit closed in fiscal year 2014.

Comparable company-operated restaurant sales in the third quarter were flat, driven by a 1.9% decrease in traffic, partially offset by a 1.9% increase in average check.

Franchise revenue in the third quarter of 2015 increased 3.3% to $5.9 million, from $5.7 million in the third quarter of 2014. Franchised comparable restaurant sales increased 1.1% during the quarter.

Restaurant contribution was $17.6 million, compared to $16.7 million in the third quarter of 2014. As a percent of company-operated restaurant revenue, restaurant contribution margin increased 50 basis points to 21.2%. The increase in restaurant contribution margin was primarily the result of lower occupancy and other operating expenses as well as lower food and paper costs, partially offset by increased labor and related expenses on higher worker’s compensation and medical insurance claims activity.

Net income for the third quarter of 2015 was $4.7 million, or $0.12 per diluted share, compared to net income of $25.8 million, or $0.70 per diluted share in the third quarter of 2014.

Pro forma net income increased 43.7% to $7.2 million, or $0.18 per diluted share during the third quarter of 2015, compared to $5.0 million, or $0.13 per diluted share during the third quarter of 2014. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2015 Outlook

Based upon current information, the Company is updating its guidance for fiscal year 2015.

The Company now expects 2015 pro forma diluted net income per share ranging from $0.67 to $0.69, from $0.67 to $0.71 previously. This compares to pro forma diluted net income per share of $0.55 in 2014. The Company’s 2014 pro forma results included an estimated $0.01 per share positive impact due to a 53rd week during the fiscal year.

Pro forma net income guidance for fiscal year 2015 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of approximately 1.7% (previously approximately 3%);

•	The opening of 13-15 new company-owned restaurants and 5 new franchised restaurants (previously 16 new company-owned and 8 new franchised);

•	Restaurant contribution margin of 21.2% to 21.5%;

•	G&A expenses of between 7.8% and 8.0% of total revenue;

•	Pro forma income tax rate of 41.0%; and

•	Adjusted EBITDA of between $64.0 and $66.0 million (previously $65.0 million to $67.0 million).

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At September 30, 2015, there were 160 restaurants in our comparable company-operated restaurant base and 397 restaurants in our comparable system restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) the net decrease in interest expense resulting from the repayment of our second lien term loan facility with the proceeds from our IPO, (ii) the elimination of fees payable under the management agreement between us and affiliates of our sponsors, less sponsor expenses that were replaced with board of director costs after our IPO, (iii) providing for an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company for those periods where they had not yet been incurred, (iv) costs related to loss on disposal of assets and asset impairment and closed store costs, (v) amortization expense incurred on the Tax Receivable Agreement (“TRA”) completed at the time of the IPO, (vi) professional fees incurred as a result of the block trade of 5.4 million common shares in the second quarter of 2015 and (vii) provision for income taxes at a normalized tax rate of 41.0%, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Pro forma weighted-average share and per share data reflect the 8,214,286 additional shares of common stock issued in the IPO as if they had been issued on December 26, 2013. See also “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the third quarter of 2015 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer, Larry Roberts, Chief Financial Officer, and Ed Valle, Chief Marketing Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13620473. The replay will be available until Thursday, November 26, 2015. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated and fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 415 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets like Houston and Dallas through a combination of company and existing and new franchisee development. Some say the lengths to which we go to create fresh, delicious food are crazy. We say it’s Crazy You Can Taste.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 31, 2014, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors. These filings and future filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 30, 2015		September 24, 2014		September 30, 2015		September 24, 2014
	$	%	$	%	$	%	$	%
Revenue:
Restaurant revenue	$82,986	93.4%	$80,861	93.4%	$251,295	93.5%	$238,432	93.5%
Franchise revenue	5,884	6.6%	5,696	6.6%	17,456	6.5%	16,456	6.5%

Total revenue	88,870	100.0%	86,557	100.0%	268,751	100.0%	254,888	100.0%
Costs of operations:
Food and paper cost (1)	26,371	31.8%	25,881	32.0%	80,549	32.1%	75,834	31.8%
Labor and related expenses (1)	20,822	25.1%	20,137	24.9%	63,493	25.3%	59,552	25.0%
Occupancy and other operating expenses (1)	18,207	21.9%	18,102	22.4%	52,732	21.0%	51,091	21.4%

Company restaurant expenses (1)	65,400	78.8%	64,120	79.3%	196,774	78.3%	186,477	78.2%
General and administrative expenses	6,316	7.1%	7,509	8.7%	20,206	7.5%	20,974	8.2%
Franchise expenses	925	1.0%	901	1.0%	2,620	1.0%	2,827	1.1%
Depreciation and amortization	3,278	3.7%	2,924	3.4%	9,624	3.6%	8,271	3.2%
Loss on disposal of assets	261	0.3%	118	0.1%	427	0.2%	609	0.2%
Asset impairment and closed store reserves	163	0.2%	22	0.0%	24	0.0%	415	0.2%

Total expenses	76,343	85.9%	75,594	87.3%	229,675	85.5%	219,573	86.1%

Gain on sale of restaurant	—	0.0%	2,658	3.1%	—	0.0%	2,658	1.0%

Income from operations	12,527	14.1%	13,621	15.7%	39,076	14.5%	37,973	14.9%
Interest expense, net	810	0.9%	3,960	4.6%	3,035	1.1%	15,286	6.0%
Extinguishment of debt	—	0.0%	5,082	5.9%	—	0.0%	5,082	2.0%
Expenses related to selling shareholders	—	0.0%	—	0.0%	50	0.0%	—	0.0%
TRA expense	546	0.6%	40,119	46.3%	1,022	0.4%	40,119	15.7%

Income (loss) before provision (benefit) for income taxes	11,171	12.6%	(35,540)	-41.1%	34,969	13.0%	(22,514)	-8.8%
Provision (benefit) for income taxes	6,505	7.3%	(61,389)	-70.9%	16,281	6.1%	(60,402)	-23.7%

Net Income	$4,666	5.3%	$25,849	29.9%	$18,688	7.0%	$37,888	14.9%

Net income per share:
Basic	$0.12		$0.76		$0.49		$1.24
Diluted	$0.12		$0.70		$0.48		$1.17
Weighted average shares used in computing net income per share:
Basic	38,275,317		34,221,829		37,837,610		30,549,979
Diluted	39,107,241		36,821,095		39,044,388		32,450,231

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	September 30, 2015	December 31, 2014
Balance Sheet Data:
Cash and cash equivalents	$8,207	$11,499
Total assets	450,785	455,306
Total debt	125,691	165,846
Total liabilities	211,169	244,906
Total stockholders’ equity	239,616	210,400

	Thirty-Nine Weeks Ended
	September 30, 2015	September 24, 2014
Selected Operating Data:
Company-owned restaurants at end of period	175	166
Franchise restaurants at end of period	245	239
Company-owned:
Comparable restaurant sales	1.0%	5.6%
Units in the comparable base	160	164

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2015	September 24, 2014	September 30, 2015	September 24, 2014
Adjusted EBITDA:
Net income, as reported	$4,666	$25,849	$18,688	$37,888
Provision for income tax	6,505	(61,389)	16,281	(60,402)
Interest expense, net	810	3,960	3,035	15,286
Depreciation and amortization	3,278	2,924	9,624	8,271

EBITDA	15,259	(28,656)	47,628	1,043
Stock-based compensation expense	165	297	608	635
Management fees	—	51	—	343
Loss on disposal of assets	261	118	427	609
Impairments and closures	163	22	24	415
Pre-opening costs	252	462	471	673
Gain on sale of restaurant	—	(2,658)	—	(2,658)
Expenses related to selling shareholders	—	—	50	—
TRA expense	546	40,119	1,022	40,119
Tax credit expense	—	316	—	316
Extinguishment of debt	—	5,082	—	5,082

Adjusted EBITDA	$16,646	$15,153	$50,230	$46,577

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2015	September 24, 2014	September 30, 2015	September 24, 2014
Pro forma net income:
Net income, as reported	$4,666	$25,849	$18,688	$37,888
Provision (benefit) for taxes, as reported	6,505	(61,389)	16,281	(60,402)
Interest expense, as reported	810	3,960	3,035	15,286
Pro forma interest expense	(810)	(3,108)	(3,035)	(9,324)
IPO costs	—	164	—	298
Ongoing public company costs	—	(112)	—	(928)
Extinguishment of debt	—	5,082	—	5,082
Gain on sale of restaurant	—	(2,658)	—	(2,658)
TRA expense	546	40,119	1,022	40,119
Tax credit costs	—	316	—	316
Management fees	—	13	—	173
Expenses related to selling shareholders	—	—	50	—
Loss on Disposal of Assets	261	118	427	609
Asset Impairment and Closed Store Costs	163	22	24	415
Provision for income taxes	(4,978)	(3,392)	(14,962)	(10,884)

Pro forma net income	$7,163	$4,984	21,530	15,990

Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.19	$0.13	$0.57	$0.43

Diluted	$0.18	$0.13	$0.55	$0.41

Weighted-average shares used in computing pro forma net income per share
Basic	38,275,317	36,929,835	37,837,610	36,928,838
Diluted	39,107,241	39,529,101	39,044,388	38,829,091